As filed with the Securities and Exchange Commission on July 16, 2002

                                                      Registration No.__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               Centennial Bancorp
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Oregon                                        93-0792841
--------------------------------------------------------------------------------
      (State or other jurisdiction of                          (IRS Employer
     of incorporation or organization)                      Identification No.)

              One SW Columbia Street
                 Portland, Oregon                                  97258
--------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)

            Centennial Bank Employee Savings and Profit Sharing Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Ted R. Winnowski
                      President and Chief Executive Officer
                               Centennial Bancorp
                             One SW Columbia Street
                               Portland, OR 97258
                                 (503) 973-5556
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                 Carol Dey Hibbs
                                 Tonkon Torp LLP
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 221-1440

                         CALCULATION OF REGISTRATION FEE

Proposed            Proposed
Title of            Maximum            Maximum
Securities          Amount to          Offering           Aggregate           Amount of
to be               be Regis-          Price Per          Offering            Registra-
Registered          tered (1)          Share (2)          Price (2)           tion Fee (2)
----------          ---------          ---------          ---------           ------------
Common
stock,              800,000            $7.76              $6,208,000          $571.14
without             shares
par value

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(1) This registration statement also includes an indeterminate number of additional shares of common stock that may be issued to adjust the number of shares held by the employee benefit plan described herein in the event of any future change in the outstanding shares of common stock, including a stock split, stock dividend or similar adjustment.

(2) Pursuant to Rule 457, the proposed maximum aggregate offering price and the registration fee have been computed, based upon the average of the high sales price ($7.86) and the low sales price ($7.66) of the common stock on July 12, 2002, as reported by the Nasdaq National Market. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act at the rate of $92 per $1 million of the Proposed Maximum Aggregate Offering Price of the shares registered.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed by Centennial Bancorp, an Oregon corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-K for the year ended December 31, 2001;

     (b) All quarterly reports on Form 10-Q filed by the Company since the end of the year covered by the annual report on Form 10-K referred to in (a) above;

     (c) The Company's current reports on Form 8-K filed with the SEC on January 7, 2002 and April 26, 2002; and

     (d) The description of the Company's common stock, which is contained in the Company's report on Form 8-K, filed with the SEC on October 6, 2000, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     None.


Item 6. Indemnification of Directors and Officers.

     Under the Oregon Revised Statutes ("ORS"), the Company's Restated Articles of Incorporation (the "Articles") and the Company's Restated Bylaws (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

     Under ORS 60.387 to ORS 60.414, a person who is made a party to a proceeding because such person is or was an officer or director of the corporation shall be indemnified by the corporation (unless the corporation's articles of incorporation provide otherwise) against reasonable expenses incurred by such person in connection with the proceeding if such person is wholly successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, a corporation is permitted under such sections to indemnify such persons against liability incurred in a proceeding if: (i) such person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests, or, at least, not opposed to its best interests; (ii) such person had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding; (iii) such person was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation (in which case indemnification is limited to such person's reasonable expenses in connection with the proceeding); and (iv) such person was not adjudged liable on the basis that he or she improperly received a personal benefit.

     The Articles require the indemnification of an officer or director made or threatened to be made party to a proceeding because such person is or was an officer or director of the Company or one of its subsidiaries against certain liabilities and expenses if: (i) the officer's or director's conduct was in good faith; (ii) the officer or director did not engage in intentional misconduct; and (iii) in the case of a criminal proceeding, the officer or director did not know the conduct was unlawful. In the case of any proceeding by or in the right of the Company, an officer or director is entitled to indemnification against certain expenses, except that no indemnification generally would be made if: (i) the officer or director has been adjudged liable for deliberate misconduct in the performance of a duty to the Company; (ii) the officer or director received an improper personal benefit; (iii) the officer or director breached a duty of loyalty to the Company; or (iv) the officer or director received a distribution that was unlawful under Oregon law. Indemnification may also be provided to person other than officers or directors under certain circumstances.

                  The Articles also provide that no director will be liable to the Company or its shareholders for monetary damages for conduct as a director, except that personal liability may exist for any: (i) breach of a director's duty of loyalty to the Company or its shareholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) unlawful distribution to shareholders; or (iv) transaction from which the director receives an improper personal benefit.

     The Company has obtained insurance protecting officers and directors against certain liabilities, which they may incur in their capacities as such.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     The Index to exhibits listing the exhibits required by Item 601 of Regulation S-K is located on page 9.

Item 9. Undertakings.

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on July 12, 2002.


                                       CENTENNIAL BANCORP


                                       By /s/ Ted R. Winnowski
                                          --------------------------------------
                                          Ted R. Winnowski
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ted R. Winnowski and Neal T. McLaughlin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:


Principal Executive Officer:                                Date:


/s/ Ted R. Winnowski                                        July 12, 2002
-------------------------------------------
Ted R. Winnowski
President, Chief Executive
Officer and Director

Principal Financial and Accounting Officer:


/s/ Neal T. McLaughlin                                      July 12, 2002
-------------------------------------------
Neal T. McLaughlin
Chief Financial Officer

Directors:


/s/ Richard C. Williams                                     July 12, 2002
-------------------------------------------
Richard C. Williams, Chairman


/s/ Dan Giustina                                            July 12, 2002
-------------------------------------------
Dan Giustina


/s/ Cordy H. Jensen                                         July 12, 2002
-------------------------------------------
Cordy H. Jensen


/s/ Brian B. Obie                                           July 12, 2002
-------------------------------------------
Brian B. Obie


     The Plan. Pursuant to the requirements of the Securities Act, the persons who administer the Centennial Bank Employee Savings and Profit Sharing Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on July 12, 2002.


            CENTENNIAL BANK EMPLOYEE SAVINGS AND PROFIT SHARING PLAN


                                       By: CENTENNIAL BANCORP, PLAN
                                           ADMINISTRATOR


                                           By: /s/ Neal T. McLaughlin
                                               ---------------------------------
                                               Neal T. McLaughlin
                                               Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number                       Exhibit                                           Page
--------------                       -------                                           ----
4.1       Restated Articles of Incorporation(1)

4.2       Restated Bylaws(2)

5.1       Copy of opinion of the Internal Revenue Service that the employee
          benefit plan described herein is qualified under Section 401 of the           10
          Internal Revenue Code

23.1      Consent of Symonds, Evans & Company, P.C., Independent Auditors               12

24.1      Power of Attorney (See signature page)

----------------

(1) Incorporated by reference from the Company's annual report on Form 10-K filed for the year ended December 31, 1998.

(2) Incorporated by reference from the Company's annual report on Form 10-K filed for the year ended December 31, 2000.

Other exhibits listed in Item 601 of Regulation S-K are not applicable.